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                                                                   EXHIBIT 10.19

                                TSENG LABS, INC.

                              AMENDED AND RESTATED
                         NON-QUALIFIED STOCK OPTION PLAN

                                     (1987)

         1. Purpose. It is intended that this Non-Qualified Stock Option Plan (the "Plan") shall (a) induce key employees and non-employee members of the Board of Directors (together, the "Optionees") of Tseng Labs, Inc. (the "Company") and any of its parent and subsidiary corporations within the meaning of Section 425 of the Internal Revenue Code of 1986, as amended (the "Code") ("Affiliates") to become and remain employed by or to serve or continue to serve on the Board of Directors of the Company and its Affiliates and (b) reward past services of Optionees.

         2. Administration. The Plan shall be administered by the Board of Directors of the Company, without participation by any director in any matter pertaining to him. The Board of Directors, however, may designate a Stock Option Committee composed of one or more of its members to operate and administer the Plan in its stead. Such Stock Option Committee or the Board of Directors in its administrative capacity with respect to the Plan is referred to as the "Committee".

         The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee, or acts approved in


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writing by the unanimous consent of the members of the Committee, shall be the valid acts of the Committee.

         The Committee from time to time at its discretion shall direct the Company to grant options ("Options") pursuant to the terms of the Plan and shall have plenty authority to determine the Optionees to receive Options, the times at which Options shall be granted, the number of Option Shares (as defined in Paragraph 4) to be covered by such Options and other terms and provisions of such Options; subject, however, to the express provisions of the Plan. In making such determinations the Committee may take into account the nature of the Optionee's services and responsibilities, his present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under the Plan shall be final, binding and conclusive.

         3. Eligibility. All Optionees, whether or not they are officers and/or directors of the Company of its Affiliates, shall be eligible to receive Options hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as an Optionee. An Optionee may receive more than one Option, but only on the terms and subject to the restrictions of the Plan.

         4. Option Shares. The aggregate maximum number of shares of the Company's Common Stock for which Options may be issued under the Plan is 1,500,000 shares, adjusted as provided in Section 8 (the "Option Shares"). Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for


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any reason, the Option Shares allocable to the unexercised portion of such
Option may again be the subject of an Option granted pursuant to the Plan.

         5. Term of Plan. The Plan as amended and restated is effective as of December 26, 1936, the date on which it was adopted by the Board of Directors.

         6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents (the "Option Documents") in such form as the Committee from time to time shall approve. The Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions not inconsistent with the terms of the Plan that are determined by the Committee from time to time:

                  (a) Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains.

                  (b) Option Price. Each Option Document shall state the price at which Option Shares may be purchased (the "Option Price"), which shall be at least 100% of the fair market value of the Common Stock on the date the Option is granted as determined by the Committee. Notwithstanding the foregoing, if the Common Stock is actively traded on a stock exchange on the day of grant, the fair market value per share shall be deemed to be the closing price thereof (as reported in customary financial reporting services) on such date, and if the Common Stock is otherwise actively traded in a public market on the day of the grant, then the fair market value per share shall be the mean between the closing "bid" and "asked" prices thereof (as reported in customary financial reporting services) on such date.

                  (c) Medium of Payment. The Option Price shall be payable to the Company in cash or by certified check, bank draft or money order payable to the order of the Company.


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                  (d) Exercise Period for Options. No Option shall be
exercisable after the first to occur of the following:

                           (i) Expiration of the Option term specified in the
Option Document;

                           (ii) Termination of the Optionee's employment with or
membership on the Board of Directors of the Company or its Affiliates for cause;

                           (iii) Expiration of three months from the date the
Optionee's employment with or membership on the Board of Directors of the Company and its Affiliates terminates for any reason other than cause, death or disability within the meaning of Section 22(e)(3) of the Code; or

                           (iv) Expiration of twelve months from the date the
Optionee's employment with or membership on the Board of Directors of the Company and its Affiliates terminates by reason of the Optionee's death or disability within the meaning of Section 22(e)(3) of the Code.

                  (e) Transfers. No Option granted under the Plan may be transferred except by will or by the laws of descent and distribution. During the lifetime of the Optionee to whom an Option is granted, such Option may be exercised only by such Optionee.

                  (f) Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

         7. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise (the day of receipt of such notice being referred to herein as the "Exercise Date") and of payment in full of the Option Price of the


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Option Shares to be purchased. Each such notice shall specify the number of
Option Shares to be purchased and, unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A promulgated under the Securities Act of 1933 (the "Securities Act") and current registrations under all applicable state securities laws, shall contain the Optionee's acknowledgment in form and substance satisfactory to the Company that
(a) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale that, in the option of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (b) the Optionee has been advised and understands that (i) the Option Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Securities Act or to take any action that would make available to the Optionee any exemption from such registration, and (c) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws. Option Shares shall contain such restrictive legends as are deemed necessary by the Committee in order to assure compliance with applicable securities laws.

         8. Adjustments Upon Changes in Common Stock. The aggregate number of shares of Common Stock as to which Options may be granted hereunder, the number of Option Shares covered by each outstanding Option and the Option Price per Option Share shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the


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conversion of any securities of the Company that are convertible into Common
Stock; effected without receipt of consideration by the Company, except that no adjustments will be made until the cumulative effect per share of such adjustments not theretofore made exceeds of $.25. The Committee shall have authority to determine the adjustments to be made under this Paragraph and any such determination by the Committee shall be final, binding and conclusive.

         9. Amendment of the Plan or of Option Documents. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. The Committee and the recipient of an Option may amend the Option Documents with respect thereto at any time provided that the Option Documents, as amended, are consistent with the terms of the Plan.

         10. Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to continue to retain the Optionee in the employ of the Company or as a member of its Board of Directors, whichever the case may be.

         11. Rights of Company. No Optionee or his legal representative, legatee or distributee, as the case may be, will be or will be deemed to be a holder of any shares subject to Option unless and until certificates for such shares are issued to him or them under the Plan. Except as provided in Paragraph 8 above, no dividends shall be payable on any stock subject to the Plan or any Option prior to the issuance of Option Shares on exercise of an Option.


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